REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) made effective as of the 4th day of March, 2008, (the “Effective Date”) is entered into by and between PSM Holdings, Inc., a Nevada corporation (the “Company”), and certain persons and entities holding shares of the Common Stock who sign the signature page to this Agreement in one or more counterparts (individually, a “Shareholder” and collectively the“Shareholders”).

WHEREAS, the Company has agreed to provide certain registration rights to its holders of restricted shares of its common stock; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that it file a registration statement to provide its shareholders with the ability to rely on Rule 144 for the future resale of their shares.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means with respect to any Shareholder, any partner or member of such Shareholder, or any Person that directly or indirectly controls or is controlled by or is under common control with, such Shareholder.

“Blue Sky Application” has the meaning ascribed to such term in Section 5(a) hereof.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means the Common Stock of the Company and any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a stock split, stock dividend, plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Registrable Shares” means the Common Stock issued and now held by Shareholders and designated on the signature page of this Agreement.

“Registration Expenses” has the meaning ascribed to such term in Section 7 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar or successor rule.

“Securities Act” means the Securities Act of 1933, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” has the meaning ascribed to such term in Section 7 hereof.

Section 2. Registration.

(a) The Company hereby agrees to use its best efforts to register the Registrable Shares by means of a registration statement filed by the Company with the Commission on or before March 31, 2008, or as soon thereafter as practicable.

(b) The right of any holder of Registrable Shares to registration pursuant to this Section 2 shall be conditioned upon such holder’s cooperation with the Company in providing the information reasonably requested for inclusion in the registration statement or otherwise by the Company.

(c) Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Registrable Shares.

Section 3. Market Volume Limitations. In addition to any other restrictions set forth herein, each holder of Registrable Shares agrees, for a period of one year from the date of filing of the registration statement which includes the Registrable Shares, not to publicly sell during any five-day trading period any of the Registrable Shares which are in excess of 10% of the average daily volume of the Common Stock as reported by the principal quotation service for the Company’s Common Stock for the five trading days preceding such sales. Notwithstanding this volume limitation, the Company may increase or decrease, but not below 10%, the amount of shares which may be sold by each holder of Registrable Shares. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of the one-year period provided in this Section 3.

Section 4. Expiration of Obligations. The obligations of the Company to register Registrable Shares pursuant to Section 2 of this Agreement shall expire on the date which is one year from the date of filing the registration statement which includes the Registrable Shares.

Section 5. Indemnification; Procedures; Contribution.

(a) The Company will, to the extent permitted by law, indemnify and hold harmless each holder of the Registrable Shares (including their officers, directors, Affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any filing with any state or federal securities commission or agency or any prospectus, offering circular or other document created or approved by the Company incident to such registration (including any related notification, registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 2 of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Application executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any material violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Shares in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Shares) and will reimburse each such holder, and such officer, director and partner, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case (i) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any holder or any controlling Person in writing specifically for use in such registration statement or prospectus, or (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b) Each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, and each other seller of Registrable Shares, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, or controlling Person may become subject under the Securities Act or otherwise, solely insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of all securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action, and the indemnification agreements contained in Sections 5(a) and 5(b) shall not apply to any settlement entered into in violation of this sentence. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling Person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion, provided, however, that, in any such case, (A) no such holder of Registrable Shares will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Shares offered by it pursuant to such registration statement and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnities and obligations provided in this Section 5 shall survive the completion of any offering of Registrable Shares and the transfer of any Registrable Shares by such holder.

Section 6. Registration Procedures.

(a) The Company will, as expeditiously as possible:

(i) Prepare and file with the Commission a registration statement with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(iii) Furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

(iv) Use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

(v) Use its best efforts to comply with all applicable rules and regulations under the Securities Act and Exchange Act;

(vi) Immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii) Upon reasonable notice and at reasonable times during normal business hours, make available for inspection by any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(viii) Cooperate with the selling holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, such certificates to be in such denominations and registered in such names as such holders may request at least two business days prior to any sale of Registrable Shares; and

(ix) Permit any holder of Registrable Shares which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

(b) For purposes of this Agreement, the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby or one year after the initial filing of the registration statement was filed.

(c) Whenever under the preceding Sections of this Agreement the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide in writing to the Company, at its request, such information and materials as the Company may reasonably request in order to effect the registration of such Registrable Shares in compliance with federal and applicable state securities laws, and (ii) provide the Company with appropriate representations with respect to the accuracy of such information provided by such Sellers pursuant to subsection (i).

Section 7. Expenses. In the case of the registration statement under Section 2 of this Agreement, the Company shall bear all costs and expenses of each such registration, including, but not limited to, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority (as any successor thereto), transfer taxes, and fees of transfer agents and registrars (collectively, “Registration Expenses”). The Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Shares (“Selling Expenses”). All Selling Expenses in connection with the registration statement under Section 2 of this Agreement shall be borne by the participating sellers (including the Company, where applicable) in proportion to the number of shares registered by each, or by such participating sellers other than the Company (to the extent the Company shall be a seller) as they may agree.

Section 8. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of Registrable Shares pursuant to Section 2 of this Agreement unless all holders of shares being registered consent to reasonable conditions imposed by the Company as the Company shall determine with the advice of counsel to be required by law including, without limitation:

(a) Conditions prohibiting the sale of shares by such holders until the registration shall have been effective for a specified period of time;

(b) Conditions requiring such holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

(c) Conditions prohibiting such holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus; and

(d) Conditions requiring that at the end of the period during which the Company is obligated to keep the registration statement effective, the holders of shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement that remain unsold, and requiring such holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company.

Section 9. Miscellaneous.

(a) No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Except as hereinafter provided, amendments or additions to this Agreement may be made, termination of this Agreement, and compliance with any covenant or provision set forth herein may be omitted or waived, only with the written consent of the Company and the holder or holders of at least a majority in interest of the Registrable Shares; provided, however, that any modification or amendment that affects any such holder in a manner different from the effect on the other holders of Registrable Shares shall require the affirmative approval of such holder. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, this Agreement may be amended to add new parties and/or Registrable Shares the Company consents thereto and any new party executes and delivers to the Company a copy of the signature page hereto.

(c) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

If to the Company to:
PSM Holdings, Inc.
Main Street
Roswell, NM 88201
Attn: Jeffrey R. Smith, President
Fax No: (505) 622-5233

With a copy to:
Ronald N. Vance
Attorney at law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Fax No: (801) 446-8802

If to any Shareholder to:
The address of such Shareholder as set forth in the records of the Company

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(d) This Agreement constitutes the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

(e) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(f) The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(g) All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

(h) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New Mexico without giving effect to the conflict of law principles thereof.

(i) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New Mexico or of the United States of America for the District of New Mexico. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 9(c) hereof.

(j) In the event of any change in the Common Stock or other securities covered hereunder, by way of a stock split, stock dividend, combination or redemption, or through merger, consolidation, reorganization or otherwise, appropriate adjustment shall be made in the provisions hereof, including, without limitation, an equitable adjustment of all numbers of outstanding shares herein.

(k) No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l) The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(m) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterparts.

[Signatures contained on the following page]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Effective Date and the undersigned Shareholder has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

PSM Holdings, Inc. By: ________________________________________ Name: Title:

If the undersigned is an individual, complete the following:
Date: _________________, 2008	____________________________________________ Signature Print Name:

If the undersigned is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, or other entity, complete the following:

NOTE: By signing below, the individual executing this Agreement on behalf of the undersigned entity represents and warrants to the Company that (i) the entity is duly authorized to enter into this Agreement; (ii) he or she is duly authorized to represent the entity in this transaction; and (iii) he or she is duly authorized to execute this Agreement on behalf of the entity.

Type or print the exact name of the Partnership, Corporation, Limited Liability Company, Trust, or other entity

Type or print name of the individual signing on behalf of the partnership, corporation, limited liability company, trust or other entity	Signature of the individual signing on behalf of the partnership, corporation, limited liability company, trust or other entity
Date: ____________________, 2008

Registrable Shares:    Aggregated Number of Shares: _____________________________________________________________
Certificate Number(s):  ____________________________________________________________________